SCHEDULE A

Members of the GA Partnership Committee (as of the date hereof)

Name	Address	Citizenship
William E. Ford (Chief Executive Officer)	55 East 52nd Street 33rd Floor New York, New York 10055	United States
Torbjorn Caesar	Royal Park, 29, Avenue de la Porte-Neuve L-2227 Luxembourg	Sweden and United Kingdom
Gabriel Caillaux	23 Savile Row London W1S 2ET United Kingdom	France
Martin Escobari	55 East 52nd Street 33rd Floor New York, New York 10055	Bolivia and Brazil
David Hodgson	55 East 52nd Street 33rd Floor New York, New York 10055	United States
Christopher G. Lanning	55 East 52nd Street 33rd Floor New York, New York 10055	United States

Directors of General Atlantic Singapore Fund Pte. Ltd.

(as of the date hereof)

Name	Address	Citizenship
Ong Yu Huat	Marina Bay Financial Centre Tower 1 8 Marina Boulevard, #17-02 018981, Singapore	Singapore
Izkandar Edward Heylett	Marina Bay Financial Centre Tower 1 8 Marina Boulevard, #17-02 018981, Singapore	Malaysia

Directors of General Atlantic Singapore Interholdco Ltd.

(as of the date hereof)

Name	Address	Citizenship
Michael Gosk	55 East 52nd Street 33rd Floor New York, New York 10055	United States
Christopher G. Lanning	55 East 52nd Street 33rd Floor New York, New York 10055	United States